Exhibit 10.04

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Agreement”) is made as of August 11, 2006 by and between AIMS Worldwide, Inc., a Nevada corporation (the “Company”); Liberty Investment and Trust Fund LP (“Liberty”); and Borsari and Associates, PLC, a Virginia professional limited liability company (the "Escrow Agent").

WHEREAS, Liberty is purchasing from the Company 1,000,000 Preferred Stock, and 3,800,000 Incentive Preferred Stock, (the “Preferred Stock”) for $1,690,000 (the “Funds”) in accordance with the Preferred Stock Purchase Agreement by and between the Company and Liberty , with such Funds, 3rd Party provided debt and Warrant, as attached in the Preferred Stock Purchase Agreement as Exhibit D, to be utilized by the Company as part of the money needed by the Company for working capital and acquisitions;

WHEREAS, the Company and Liberty desire to enter into this Agreement to provide that (i) the Company and Liberty shall, as of the date of this Agreement, provide the executed Transaction Documents (as defined below) to the Escrow Agent, (i) the Company shall, as of the date of this Agreement, deposit the Preferred Stock and Warrant Fee with the Escrow Agent, (ii) Liberty shall provide the Funds plus the Cash Fee and Due Diligence Fee ($2,000,000) to the Escrow Agent as of the date of this Agreement, (iii) the Escrow Agent shall thereafter hold, in accordance with the terms and provisions of the Preferred Stock Purchase Agreement, the Funds, Preferred Stock, Cash Fee, Warrant Fee and the Transaction Documents pending the closing or the termination of the issuance of Preferred Stock (iv) the Escrow Agent shall either release the Funds to the Company upon the satisfaction of the items listed in the Preferred Stock Purchase Agreement or the Escrow Agent shall return the Funds to Liberty upon the failure of Company, Liberty and Escrow Agent to receive the confirmation of receipt by the Transfer Agent of instructions for the issuance of Preferred Stock to Liberty, (v) the Escrow Agent shall either release to Liberty the Preferred Stock in the event the Escrow Agent provides the Funds to the Company, or the Escrow Agent shall return the Preferred Stock to the Company in the event the Escrow Agent returns the Funds to Liberty, and (vi) the Escrow Agent shall either release to Lerota LLC $300,000 (the “Cash Fee”), $10,000 (the “Due Diligence Fee”) and the Warrant in the amount of 2,400,000 common shares (the “Warrant Fee”) in the event the Escrow Agent provides the Funds to the Company, or the Escrow Agent shall return the Warrant Fee to the Company and the Cash Fee and Due Diligence Fee to Liberty in the event the Escrow Agent returns the Funds to Liberty, and;

WHEREAS, Liberty has the option (the “Option”) to purchase from the Company an additional 500,000 of Preferred Stock (the “Option Preferred Stock”) for $900,000 (the “Option Funds”), with such option expiring on the 12 month anniversary of the date of the Preferred Stock Purchase Agreement by and between the Company and Liberty (the “Option Period”);

WHEREAS, the Company and Liberty desire to provide that (i) the Company shall, as of the date of this Agreement, deposit the Option Preferred Stock and Warrant Option Fee associated with the Option with the Escrow Agent, (ii) Liberty, at its sole discretion, may during the Option Period provide the Option Funds plus the Cash Option Fee ($1,000,000) to the Escrow Agent, (iii) the Escrow Agent shall thereafter hold, in accordance with the terms and provisions of the Preferred Stock Purchase Agreement, the Option Funds, Option Preferred Stock, Warrant Option Fee, Cash Option Fee and the Transaction Documents pending the closing of the Option or the termination of the issuance of Option Preferred Stock, (iv) the Escrow Agent shall either release the Option Funds to the Company upon the satisfaction of the items listed in the Preferred Stock Purchase Agreement or the Escrow Agent shall return the Option Funds to Liberty upon the failure of Company, Liberty and Escrow Agent to receive the confirmation of receipt by the Transfer Agent of instructions for the issuance of the Option Preferred Stock to Liberty, (v) the Escrow Agent shall either release to Liberty the Option Preferred Stock in the event the Escrow Agent provides the Option Funds to the Company, or the Escrow Agent shall return the Option Preferred Stock to the Company in the event the Escrow Agent returns the Option Funds to Liberty, and (vi) the Escrow Agent shall either release to Lerota LLC $100,000 (the “Cash Option Fee”) and the Warrant in the amount of 125,000 common shares (the “Warrant Option Fee”) in the event the Escrow Agent provides the Option Funds to the Company, or the Escrow Agent shall return the Warrant Option Fee to the Company and the Cash Option Fee to Liberty in the event the Escrow Agent returns the Option Funds to Liberty;

WHEREAS, Liberty shall receive from the Company an additional 1,200,000 Preferred Stock (the “Penalty Preferred Stock”), at no cost, if the Company does not meet its Minimum EBITDA Threshold as specified in the Preferred Stock Purchase Agreement by and between the Company and Liberty;

WHEREAS, the Company and Liberty desire to provide that (i) the Company shall, as of the date of this Agreement, deposit the Penalty Preferred Stock and the Warrant Penalty Fee with the Escrow Agent, (ii) the Escrow Agent shall thereafter hold, in accordance with the terms and provisions of the Preferred Stock Purchase Agreement, the Penalty Preferred Stock, the Warrant Penalty Fee and the Transaction Documents pending the determination of the Company’s EBITDA from August 11, 2006 through December 31, 2006 (the “EBITDA”) as specified in the Preferred Stock Purchase Agreement, (iii) the Escrow Agent shall either return the Penalty Preferred Stock to Company or the Escrow Agent shall release the Penalty Preferred Stock to Liberty upon the determination that the Company’ EBITDA was less than the Minimum EBITDA Threshold as specified in the Preferred Stock Purchase Agreement, and (iv) the Escrow Agent shall either return the Warrant Penalty Fee to Company or the Escrow Agent shall release to Lerota LLC, a Warrant in the amount of 300,000 common shares (the “Warrant Penalty Fee”) in the event the Escrow Agent provides the Penalty Preferred Stock to the Liberty;

WHEREAS, per the Warrant, as attached in the Preferred Stock Purchase Agreement as Exhibit D, the Company may obtain additional funding from Liberty until such date as the Warrant expires;

WHEREAS, the Company desires to provide that (i) the Company shall, as of each and every date the Warrant is exercised in whole or in part, deposit with the Escrow Agent an amount equal to 10% of the total aggregate value of the exercised Warrant (= 10% x Number of Warrant Shares exercised x Exercise Price per share) (the “Cash Warrant Fee”) plus a Warrant in amount equal to 5% of the Number of Warrant Shares exercised with an equal Exercise Price per share and equal terms to the Warrant Fee (the “Warrant Warrant Fee”), and (ii) the Escrow Agent shall release to Lerota LLC the Cash Warrant Fee and the Warrant Warrant Fee; and

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1

TERMS OF THE ESCROW

1.1

The parties hereby agree to have the firm of Borsari and Associates, PLC act as Escrow Agent whereby the Escrow Agent shall receive the Funds in escrow and distribute the same as set forth in this Agreement.  Any capitalized terms not defined herein shall have the meaning ascribed to them in the Preferred Stock Purchase Agreement, dated on even date herewith between the Company and Liberty (the “Preferred Stock Purchase Agreement”), and the documents related thereto, with this Agreement being an exhibit to such Preferred Stock Purchase Agreement.  The various documents and instruments to be delivered to the Escrow Agent and thereby to the parties in order to close the transaction are set forth in Article III of the Purchase Agreement (collectively, the “Transaction Documents”).  The Escrow Agent hereby acknowledges that it is familiar with the terms and provisions of the Purchase Agreement.

1.2

Upon the execution of this Agreement, the Company and Liberty shall deliver the executed Transaction Documents to the Escrow Agent as of the date of this Agreement and Liberty shall submit a check in the amount of the Funds to the Escrow Agent.  The Escrow Agent shall thereafter hold the Funds and the Transaction Documents until the first to occur of (a) such time that Company’s transfer agent delivers to the Company, Liberty and the Escrow Agent confirmation that it has received instruction from Company to issue the Preferred Stock in accordance with the terms of the Preferred Stock Purchase Agreement (“Transfer Instructions”) or (b) Upon delivery of confirmation of the Transfer Instructions, the Escrow Agent shall deliver signed counterparts of the Transaction Documents to Liberty and the Company and disburse the Funds to the Company.  If confirmation of the Transfer Instruction is not delivered within fifteen (15) business days following the date of this Agreement, upon delivery thereon or thereafter to the Escrow Agent of written notice from Liberty, the Escrow Agent shall immediately return the Funds and the Transaction Documents signed by Liberty to Liberty and return to the Company the Transaction Documents signed by the Company.

1.3

Upon the completion by the Escrow Agent of its obligations under Section 1.2, this Agreement shall terminate and the Escrow Agent shall have no further liability hereunder.

1.4

This Agreement may be altered or amended only with the written consent of all of the parties hereto.  In the event the Company or Liberty attempts to change this Agreement in a manner, which, in the Escrow Agent’s discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying the Company and Liberty in writing.  In the case of the Escrow Agent’s resignation, the only duty of the Escrow Agent, until receipt of a joint written notice from the Company and Liberty (the “Transfer Instructions”) that a successor escrow agent has been appointed, shall be to hold and preserve the Funds and the Transaction Documents that are in its possession.  Upon receipt by the Escrow Agent of said notice from the Company and Liberty of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the Funds to such successor escrow account to be thereafter held by such successor escrow agent, the Escrow Agent shall promptly thereafter transfer the Funds and deliver the Transaction Documents to said successor escrow agent.  Immediately after said transfer of the Funds and delivery of the Transaction Documents to said successor escrow agent, the Escrow Agent shall furnish the Company and Liberty with proof of such transfer.  The Escrow Agent is authorized to disregard any notices, requests, instructions or demands received by it from the Company and Liberty after notice of resignation has been given, except only for the Transfer Instructions.

1.5

The Escrow Agent shall be reimbursed by the Company for any reasonable expenses incurred in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel, upon whose advice the Escrow Agent may rely.  The Escrow Agent shall not be liable for any action taken or omitted by the Escrow Agent in good faith and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent’s own gross negligence or willful misconduct.  The Escrow Agent has made no representations or warranties to the Company or Liberty in connection with this transaction. The Escrow Agent has no liability hereunder to either party other than to hold the Funds received from Liberty and to deliver the Funds under the terms hereof.  The Company and Liberty each agrees to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction, including the obligation to defend any legal action brought which in any way arises out of or is related to this Agreement.

1.6

The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties.  The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

1.7

The Escrow Agent is hereby expressly authorized to disregard any and all warnings or orders given by any of the parties hereto or by any other person or corporation, excepting only the Transfer Instructions, the termination notice of Liberty provided for in Section 1.2 above and/or orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.  In case the Escrow Agent obeys or complies with any such order, judgment or decree, including but not limited to the Transfer Instructions, then the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree or orders being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

1.8

The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

1.9

If the Escrow Agent reasonably requires other or further documents in connection with this Agreement, the necessary parties hereto shall join in furnishing such documents.

1.10

It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Funds and/or the Transaction Documents held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (a) to retain the Funds and the Transaction Documents in the Escrow Agent's possession, without liability to anyone, until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (b) to deliver the Funds and the Transaction Documents held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the State of New York in accordance with the applicable procedure therefore.

ARTICLE 2

MISCELLANEOUS

2.1

No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained.  No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

2.2

This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

2.3

This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto.  This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

2.4

Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine.  This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.  Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party.  Such facsimile copies shall constitute enforceable original documents.

2.5

(a)

This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable principles of conflicts of law.

(b)

ANY ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY RIGHT ARISING OUT OF, THIS AGREEMENT SHALL BE BROUGHT AGAINST ANY OF THE PARTIES HERETO IN THE APPROPRIATE FEDERAL OR STATE COURT LOCATED IN THE STATE OF NEW YORK, WITH EACH PARTY HERETO AGREEING TO SUBJECT MATTER JURISDICTION, PERSONAL JURISDICTION AND VENUE IN SUCH COURT.  EACH OF THE PARTIES HERETO CONSENTS TO THIS JURISDICTION PROVISION IN ANY SUCH ACTION OR PROCEEDING AND WAIVES ANY OBJECTION TO VENUE LAID THEREIN.  PROCESS IN ANY ACTION OR PROCEEDING REFERRED TO IN THE PRECEDING SENTENCE MAY BE SERVED ON ANY PARTY HERETO ANYWHERE IN THE WORLD.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHTS TO TRIAL BY JURY.

2.6

All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, telecopied (which is confirmed), mailed by registered or certified mail (return receipt requested), or delivered by a national overnight delivery service (e.g., Federal Express) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to: c/o President and CEO AIMS Worldwide, Inc. 10400 Eaton Place Suite 450 Fairfax, VA 22030	If to Liberty, to: Liberty Investment and Trust Fund LP c/o Managing Member 730 5th Avenue Suite 900 New York, NY 10019

If to the Escrow Agent:

John Borsari

Borsari & Associates PLC

P.O Box 29

Arlington, VA 22210

Phone: 703-524-5800

2.7

By signing this Agreement, the Escrow Agent becomes a party hereto only for the purpose of this Agreement; the Escrow Agent does not become a party to the Transaction Documents.

2.8

Each party acknowledges and agrees that this Agreement shall not be deemed prepared or drafted by any one party.  In the event of any dispute between the parties concerning this Agreement, the parties agree that any rule of construction, to the effect that any ambiguity in the language of the Agreement is to be resolved against the drafting party, shall not apply.

2.9

This Agreement may be executed in counterparts, each one of which will constitute an original and all of which taken together will constitute one document.  This Agreement may be executed by delivery of a signed signature page by fax to the other parties hereto and such fax execution and delivery will be valid in all respects.

[signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ATTEST:

AIMS WORLDWIDE, INC.

____________________________

By:__________________________ [SEAL]

______________________________

LIBERTY INVESTMENT AND TRUST FUND LP

By:

Liberty Investment and Trust LLC

General Partner

____________________________                        By: ________________________ [SEAL]

Name:

Philip A. Seifert

Witness

Managing Member

ESCROW AGENT:

BORSARI AND ASSOCIATES, PLC

By:__________________________________

     JOHN BORSARI, ESQ., President & Manager